                                                                      EXHIBIT II

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                                GEOKINETICS INC.



       ------------------------------------------------------------------

                        SECURITIES PURCHASE AND EXCHANGE
                                    AGREEMENT

                            Dated as of July 18, 1997

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                                  COMMON STOCK

                                       and

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       and

                                 SHADOW WARRANTS




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                                                            Page 27 of 241 Pages

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----

                                    ARTICLE I
                 PURCHASE AND SALE OR EXCHANGE OF COMMON STOCK,
                  SERIES A PREFERRED STOCK AND SHADOW WARRANTS

1.1       Authorization and Description of Common Stock, Series A Preferred
            Stock and Shadow Warrants.............................................................2
1.2       Sale and Purchase of Securities.........................................................2
1.3       Exchange of Senior Notes for Securities.................................................2
1.5       Application of Proceeds.................................................................3
1.6       Purchaser's Conditions of Closing.......................................................3
1.7       Company's Conditions of Closing.........................................................5

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1       Organization, Authority and Capitalization of the Company;
            Stock Ownership.......................................................................6
2.2       Subsidiaries............................................................................7
2.3       Qualification; Enforceability...........................................................8
2.4       Business and Property; Financial Statements.............................................8
2.5       Compliance with Laws, Other Instruments;
            No Conflicts, etc.....................................................................8
2.6       Consents and Approvals..................................................................9
2.7       Litigation..............................................................................9
2.8       Private Offering.......................................................................10
2.9       No Defaults; Debt, etc; Liens..........................................................10
2.10      Full Disclosure........................................................................10
2.11      Environmental Matters..................................................................10

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.1       Investment Representation..............................................................12
3.2       Organization and Authority of Blackhawk; No Conflicts; Approvals;
            Enforceability.......................................................................14

                                   ARTICLE IV
                                    COVENANTS

4.1       Financial Statements; Information......................................................15
4.2       Corporate Existence....................................................................16






                                      - i -                 Page 28 of 241 Pages



4.3       Compliance with Laws; Government Filings...............................................16
4.4       Environmental Matters..................................................................17

                                    ARTICLE V
                             CERTAIN OTHER COVENANTS

5.1       Approval and Filing of Charter Amendment...............................................17
5.2       Repayment of Debt and Removal of Liens.................................................17

                                   ARTICLE VI
                                  MISCELLANEOUS

6.1       Expenses...............................................................................18
6.2       Reliance on and Survival of Representations............................................18
6.3       Amendment and Waiver...................................................................19
6.4       Shadow Warrant Register................................................................19
6.5       Directly or Indirectly.................................................................19
6.6       Successors and Assigns.................................................................19
6.7       Notices................................................................................20
6.8       LAW GOVERNING..........................................................................20
6.9       SUBMISSION TO JURISDICTION;
            Service of Process...................................................................20
6.10      Headings, etc..........................................................................21
6.11      Entire Agreement.......................................................................21
6.12      WAIVER OF TRIAL BY JURY................................................................21
6.13      Indemnification........................................................................22
6.14      Interpretive Provision.................................................................22
6.15      Severability...........................................................................23
6.16      Counterparts...........................................................................23
6.17      Finder's Fee...........................................................................23



Schedules:

Schedule 1.1               Purchasers
Schedule 1.5               Use of Proceeds
Schedule 2.1(b)            Capitalization of the Company
Schedule 2.1(c)            Capitalization of the Subsidiaries
Schedule 2.2               Subsidiaries
Schedule 2.5               Noncontravention
Schedule 2.6               Consent and Approvals
Schedule 2.7               Litigation
Schedule 2.9               Debts; Liens







                                     - ii -                 Page 29 of 241 Pages

Exhibits:

Exhibit A                  Form of Certificate of Designation
Exhibit B                  Form of Shadow Warrant
Exhibit C-1                Form of Employment Agreement (Lynn Turner)
Exhibit C-2                Form of Employment Agreement (Michael Dunn)
Exhibit C-3                Form of Employment Agreement (Thomas Concannon)
Exhibit D                  Form of Registration Rights Agreement
Exhibit E                  Form of Monitoring Agreement
Exhibit F                  Form of Opinion of Company Counsel





                                     - iii -                Page 30 of 241 Pages

                   SECURITIES PURCHASE AND EXCHANGE AGREEMENT

                  THIS SECURITIES PURCHASE AND EXCHANGE AGREEMENT, dated as of July 18, 1997, among GEOKINETICS INC., a Delaware corporation (the "Company"), BLACKHAWK INVESTORS, L.L.C., a Delaware limited liability company ("Blackhawk") and each of the undersigned HOLDERS OF THE SENIOR NOTES (individually, a "Holder" and collectively, the "Holders"; Blackhawk and the Holders being sometimes hereinafter collectively referred to as the "Purchasers" and individually as a "Purchaser").

                  WHEREAS, the capitalized terms used herein have the meaning given to such terms in Appendix I; and

                  WHEREAS, the Company has authorized the issuance of an aggregate of 5,550,000 shares of Common Stock, 187,500 shares of Series A Preferred Stock and the Shadow Warrants and wishes to sell to Blackhawk an aggregate of 5,041,667 shares of Common Stock, 171,875 shares of Series A Preferred Stock and the Blackhawk Shadow Warrant, for the consideration provided herein, and wishes to issue to the Holders an aggregate of 458,333 shares of Common Stock, 15,625 shares of Series A Preferred Stock and the Holders' Shadow Warrants, in the individual amounts set forth opposite each Holder's name on
Schedule 1.1, in exchange for the surrender of the Senior Notes, in each case, subject to the terms and conditions of this Agreement; and

                  WHEREAS, Blackhawk wishes to purchase 5,041,667 shares of Common Stock, 171,875 shares of Series A Preferred Stock and the Blackhawk Shadow Warrant, subject to the terms and conditions of this Agreement; and

                  WHEREAS, the Holders wish to exchange the Senior Notes, in the aggregate principal amount of $500,000, for an aggregate of 458,333 shares of Common Stock, 15,625 shares of Series A Preferred Stock and the Holders' Shadow Warrants, in the individual amounts set forth opposite each Holder's name on
Schedule 1.1, subject to the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the Company and the Purchasers, intending to be mutually bound, agree as follows:

                                                            Page 31 of 241 Pages

                                    ARTICLE I

                 PURCHASE AND SALE OR EXCHANGE OF COMMON STOCK,
                  SERIES A PREFERRED STOCK AND SHADOW WARRANTS

                  1.1 Authorization and Description of Common Stock, Series A Preferred Stock and Shadow Warrants.

                  The Company has authorized (i) the issuance and sale to Blackhawk at the Closing of (A) 5,041,667 shares of Common Stock, (B) 171,875 shares of Series A Preferred Stock and (C) a Shadow Warrant to purchase up to an aggregate of 6,512,095 shares of Common Stock, subject to adjustment (the "Blackhawk Shadow Warrant"), and (ii) the issuance to the Holders of an aggregate of (A) 458,333 shares of Common Stock, (B) 15,625 shares of Series A Preferred Stock and (C) Shadow Warrants to purchase up to an aggregate of 592,009 shares of Common Stock, subject to adjustment (the "Holders' Shadow Warrants"), in the individual amounts set forth opposite each Holder's name on
Schedule 1.1, in exchange for the surrender of the Senior Notes, in the aggregate principal amount of $500,000. The Series A Preferred Stock shall have the powers, rights and privileges and shall be subject to the terms and conditions set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the "Certificate of Designation"), which shall be in the form of Exhibit "A" attached hereto. The Shadow Warrants shall be in the form of Exhibit "B" attached hereto.

                  1.2      Sale and Purchase of Securities.

                  The Company will sell to Blackhawk and Blackhawk will purchase from the Company, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Company contained herein and in the Exhibits hereto, (i) 5,041,667 shares of Common Stock, (ii) 171,875 shares of Series A Preferred Stock and (C) the Blackhawk Shadow Warrant, on the Closing Date, in each case, registered in the name of Blackhawk, in consideration of an aggregate purchase price of $5,500,000 (the "Blackhawk Purchase Price"), of which $3,781,250 will be paid in consideration of the Common Stock ($0.75 per share) and $1,718,750 will be paid in consideration of the Series A Preferred Stock ($10.00 per share). The Blackhawk Purchase Price shall be payable in cash by wire transfer of immediately available funds to the Company's bank account with Frost National Bank (the "Cash Payment"), in accordance with wire transfer instructions delivered by the Company to Blackhawk at least one business day prior to the Closing.

                  1.3      Exchange of Senior Notes for Securities.

                  The Company will sell to each of the Holders and each Holder severally will purchase from the Company, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Company contained herein and in the Exhibits hereto, an aggregate of (A) 458,333 shares of Common Stock, (B) 15,625 shares of Series A Preferred Stock and (C) the Holders' Shadow Warrants, on the Closing Date, registered in the names of the Holders in the individual amounts set forth opposite each Holder's name on Schedule




                                      - 2 -                 Page 32 of 241 Pages







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



1.1, in consideration of an aggregate purchase price of $500,000 (the "Holders' Purchase Price"), of which $343,750 will be paid in consideration of the Common Stock ($0.75 per share) and $156,250 will be paid in consideration of the Series A Preferred Stock ($10.00 per share). The Holders' Purchase Price shall be payable by the surrender and delivery by the Holders to the Company of the Senior Notes, in the aggregate principal amount of $500,000.

                  1.4      Closing.

                  The sale and purchase or exchange (the "Closing") of the shares of Common Stock, shares of Series A Preferred Stock and the Shadow Warrants (collectively, the "Securities") shall take place on the date hereof (the "Closing Date") at the offices of Parson & Brown, 666 Third Avenue, 9th Floor, New York, New York 10017. At the Closing the Company will deliver to each Purchaser certificates for the shares of Common Stock and Series A Preferred Stock and the Shadow Warrants purchased hereunder, each dated the Closing Date, and registered in the names and amounts as set forth on Schedule 1.1 hereto, against delivery by the Purchasers of the Purchase Price in the form of the Cash Payment and the surrender for cancellation of the Senior Notes. The failure of any Purchaser to deliver such Purchase Price shall not excuse any other Purchaser from delivery of his or its Purchase Price.

                  1.5      Application of Proceeds.

                  The Company shall apply the proceeds from the sale of the Securities as set forth in Schedule 1.5 attached hereto.

                  1.6      Purchaser's Conditions of Closing.

                  Each Purchaser's obligations to purchase and pay for the Securities to be purchased by him or it is subject to satisfaction, prior to or simultaneously with the closing, of the following conditions:

                  (a) The Company shall have delivered a certificate of the President of the Company, dated the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement and any Exhibit to which the Company is a party are true and correct in all material respects and that the Company has performed in all material respects all agreements and complied with all conditions contained in this Agreement and in any Exhibit to which it is a party that are required to be performed or complied with on or before the Closing Date.

                  (b) The Company shall have delivered a certificate of the Secretary of the Company, dated the Closing Date, certifying as to (i) the certificate of incorporation of the Company and any amendments thereto, (ii) the by-laws of the Company, and (iii) resolutions of the Board of Directors of the Company authorizing the issuance of the shares of Common Stock and the shares of Series A Preferred Stock and the execution and delivery of the Shadow Warrants, this Agreement and all Exhibits to which the Company is a party and reserving for issuance (subject to the filing of the Charter Amendment with the Secretary of State of Delaware) such




                                      - 3 -                 Page 33 of 241 Pages







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



number of shares of Common Stock as is required to deliver shares of Common Stock upon exercise of rights therefor as provided in the Series A Preferred Stock and the Shadow Warrants.

                  (c) The Company shall have delivered a certificate of the President of the Company, dated the Closing Date, certifying that (i) the purchase and sale transaction contemplated by that certain Stock Purchase Agreement dated June 25, 1997 (the "Signature Stock Purchase Agreement"), among the Company, Gallant Energy, Inc. and Signature Geophysical Services, Inc. ("Signature") shall have been consummated substantially in accordance with its terms and (ii) the Master Seismic Agreement between Signature and Geco-Prakla is in full force and effect and the Supplemental Agreement referred to in the Geco-Prakla Letter has been entered into on substantially the terms stated therein (or if such Supplemental Agreement has not been executed as of the Closing Date, the Company has no knowledge, after due inquiry, of any change or proposed change with respect to the terms stated therein).

                  (d) Messrs. Lynn Turner, Michael Dunn and Thomas J. Concannon shall have entered into Employment Agreements with the Company (collectively, the "Employment Agreements"), substantially in the forms of Exhibits "C-1", "C-2" and "C-3", respectively.

                  (e) The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement, substantially in the form of Exhibit "D" hereto.

                  (f) The Company shall have executed and delivered to the Managing Member of Blackhawk the Monitoring Agreement, substantially in the form of Exhibit "E" hereto.

                  (g) The Company shall have filed each of the Preferred Stock Charter Amendment and the Certificate of Designation with the Secretary of State of the State of Delaware.

                  (h) Messrs. Steven A. Webster and William R. Ziegler shall have been duly elected to the Board of Directors of the Company and Messrs. Michael Hale, Herbert Hedick, and William Murphy shall have tendered their resignations from the Board of Directors of the Company, effective and conditioned upon the Closing.

                  (i) The non-qualified stock options referred to in the Consulting and Engagement Agreement shall have been issued to William R. Ziegler in accordance with the terms thereof.

                  (j) Each of the other Exhibits hereto shall have been executed and delivered to the Purchasers by the parties thereto.

                  (k) No foreclosure action shall have been instituted by any of the Harbin/Murphy Entities or Input/Output, Inc. with respect to any default under either the Harbin/Murphy Notes or the I/O Note and the I/O Extension Agreement shall be in full force and effect with no breach by either party thereunder.




                                      - 4 -                 Page 34 of 241 Pages







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                  (l) Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, shall have delivered to the Purchasers the Opinion of Company Counsel, substantially in the form of Exhibit "F" hereto.

                  (m) All proceedings taken in connection with the authorization, issuance and sale of the Securities and the consummation of the transactions contemplated hereby to occur on or prior to the Closing Date and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Purchasers and their counsel, and each Purchaser and their counsel shall have received copies (executed or certified as may be appropriate) of such documents and papers as each may reasonably request in connection therewith.

                  (n) The Company shall have paid the reasonable legal fees and other expenses of the Purchasers' counsel and all other expenses for which the Company is obligated to pay pursuant to Section 6.1 and for which the Company shall have received invoices on or prior to the Closing.

                  1.7      Company's Conditions of Closing.

                  The Company's obligations to issue and sell the Securities are subject to satisfaction, prior to or simultaneously with the closing, of the following conditions:

                  (a) Blackhawk shall have delivered a certificate of a Partner of the Managing Member, dated the Closing Date, certifying that the representations and warranties of Blackhawk contained in this Agreement and any Exhibit to which Blackhawk is a party are true and correct in all material respects and that Blackhawk has performed in all material respects all agreements and complied with all conditions contained in this Agreement and in any Exhibit to which it is a party that are required to be performed or complied with on or before the Closing Date.

                  (b) Each of the Holders shall have delivered a certificate, dated the Closing Date, certifying that the representations and warranties made by him as Purchaser in this Agreement and any Exhibit to which he is a party are true and correct in all material respects and that he has performed in all material respects all agreements and complied with all conditions contained in this Agreement and in any Exhibit to which he is a party that are required to be performed or complied with on or before the Closing Date.

                  (c) The Holders shall have delivered to the Company the stock certificates representing the shares of capital stock of the Subsidiaries that were pledged in favor of the Holders pursuant to the Pledge Agreement, together with the stock powers executed and delivered pursuant thereto.

                  (d) Each of the Holders shall have (i) surrendered to the Company for cancellation the Senior Note registered in his name and (ii) executed and delivered to the Company (A) such releases with respect to the Security Agreements and the Subordination Agreement as shall have been prepared by counsel for the Company and in form and substance reasonably satisfactory to such Holder and his counsel, (B) UCC-3 Termination Statements with




                                      - 5 -                 Page 35 of 241 Pages







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



respect to the UCC-1 Financing Statements filed pursuant to the Bridge Loan Securities Purchase Agreement and the Personal Property Security Agreement as shall have been prepared by counsel for the Company and in form and substance reasonably satisfactory to such Holder and his counsel and (C) any and all other documents, instruments and certificates reasonably requested by the Company to evidence the release and termination of the Security Agreements executed and delivered pursuant to the Bridge Loan Securities Purchase Agreement, in each case, in form and substance reasonably satisfactory to such Holder and his counsel.

                  (e) Each of the other Exhibits hereto shall have been executed and delivered to the Company by the parties thereto.

                  (f) All proceedings taken in connection with the purchase by the Purchasers of the Securities and the consummation of the transactions contemplated hereby to occur on or prior to the Closing Date and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Company and its counsel, and the Company and its counsel shall have received copies (executed or certified as may be appropriate) of such documents and papers as each may reasonably request in connection therewith.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants as follows:

                  2.1 Organization, Authority and Capitalization of the Company; Stock Ownership.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted, to enter into this Agreement and the other Exhibits to which it is or is to be a party, to issue and sell the Securities (including the issuance of Common Stock upon the exercise or conversion, as the case may be, of the Series A Preferred Stock and the Shadow Warrants), to perform its obligations under this Agreement, the Securities (including the issuance of Common Stock upon the exercise or conversion, as the case may be, of the Series A Preferred Stock and the Shadow Warrants), and the other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. The Company has, by all necessary corporate action (no action of stockholders of the Company being required by law, by its charter or by-laws, or otherwise in connection therewith, other than with respect to the approval of the Charter Amendment), duly authorized the execution and delivery of this Agreement, the Securities (including the issuance of Common Stock upon the exercise or conversion, as the case may be, of the Series A Preferred Stock and the Shadow Warrants), and the other Exhibits to which it is or is to be a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.




                                      - 6 -                 Page 36 of 241 Pages







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                  (b) Schedule 2.1(b) sets forth the authorized capital stock of the Company. All such authorized capital stock has been duly and validly authorized, and either are, or will be when issued, duly and validly issued and outstanding and are, or will be, fully paid and nonassessable. Such capital stock is not subject to any rights (either preemptive or otherwise) or warrants to subscribe for or to purchase, nor any options for the purchase of, nor any agreements providing for the issue (contingent or otherwise) of, nor any calls, commitments or claims of any character relating thereto or any stock or securities convertible into or exchangeable for any capital stock, other than as set forth in Schedule 2.1(b). All securities of the Company have been issued in compliance with the Securities Act and applicable state securities laws. Upon the issuance of the shares of Series A Preferred Stock by the Company against payment of the Purchase Price by the Purchasers in accordance with the provisions of this Agreement, the shares of Series A Preferred Stock will be duly authorized, validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereof. The shares of Common
Stock that will be issuable upon the exercise or conversion, as the case may be, of the Series A Preferred Stock and the Shadow Warrants in the manner referred to in the Certificate of Designation and Shadow Warrants, respectively, have been duly authorized and reserved for issuance (subject to the filing of the Charter Amendment with the Secretary of State of Delaware), are not subject to any preemptive or similar rights on the part of the holders of any shares of capital stock or other securities of the Company, and when issued in the manner referred to in the Certificate of Designation and the Shadow Warrants will be validly issued, fully paid and nonassessable.

                  (c) Schedule 2.1(c) sets forth the authorized, issued and outstanding capital stock of each Subsidiary, including the record ownership thereof, and the ownership interests of the Company (direct and indirect), in any other Person. There are no liens on any capital stock of any Subsidiary or on the Company's ownership interests in any other Person, except as set forth in
Schedule 2.1(c). There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company or any Subsidiary of any shares of capital stock of any Subsidiary or any other securities convertible into or exchangeable for any shares of capital stock of any Subsidiary, except as set forth in Schedule 2.1(c).

                  2.2      Subsidiaries.

                  (a) Schedule 2.2 sets forth the name and jurisdiction of incorporation or other organization of each Subsidiary. Except for the Subsidiaries, the Company does not directly or indirectly own any interest in any other Person.

                  (b) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, and to carry on its business as conducted by it.

                  2.3      Qualification; Enforceability.

                  (a) Each of the Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in




                                      - 7 -                 Page 37 of 241 Pages







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which the nature of the activities or the character of the properties owned or leased makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

                  (b) This Agreement, the Shadow Warrants and the other Exhibits hereto to which the Company is a party have been (or at the Closing will be, as the case may be) duly executed and delivered by the Company and, assuming due execution and delivery by the Purchasers of this Agreement and the Exhibits that require execution by the Purchasers, constitute (or upon execution and delivery at the Closing, will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or by the application of equitable principles (whether such application is considered in equity or in law).

                  2.4      Business and Property; Financial Statements.

                  The Company has furnished to each Purchaser a true and complete copy of the Offering Disclosure Documents (other than the PPM, which was prepared by the Purchasers, in large part, with information with respect to the Company, its industry, Signature and the Signature acquisition, provided by or on behalf of the Company). The Offering Disclosure Documents correctly describe in all material respects the business and material properties of the Company and its Subsidiaries and the nature of their operations as of the date thereof. The Financial Statements included in the Offering Disclosure Documents, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods specified, and present fairly in all material respects the financial position of the Company and its Subsidiaries for the respective periods specified. Except as specifically described in the Financial Statements contained in the Offering Disclosure Documents, neither the Company nor any Subsidiary has as of the date thereof any material liabilities, contingent or otherwise, which under GAAP are required to be disclosed therein. There has been no material adverse change in the financial position or condition of the Company and its Subsidiaries since the date of such Financial Statements.

                  2.5      Compliance with Laws, Other Instruments;
                           No Conflicts, etc                                   .

                  (a) Except as set forth in Schedule 2.5, neither the Company nor any Subsidiary is (i) in violation of any term or provision of its corporate charter or by-laws or (ii) in violation of or default under (A) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected or (B) to the Company's knowledge, any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties (including, without limitation, any statute, law, rule, regulation, ordinance or order relating to occupational health and safety standards, or equal employment practice requirements), the consequences of which violation or default, either in any one case or taken together with all other such violations or defaults,
(x) could have a Material Adverse Effect or (y)




                                      - 8 -                 Page 38 of 241 Pages







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could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Shadow Warrants or any other Exhibit to which it is a party.

                  (b) Except as set forth in Schedule 2.5, neither the execution, delivery or performance by the Company of this Agreement, the Shadow Warrants (including, without limitation, the issuance of Common Stock upon any exercise or conversion, as the case may be, of the Series A Preferred Stock or the Shadow Warrants), or any other Exhibit to which it is a party, nor compliance by the Company with the respective terms hereof and thereof, as the case may be, will result in (i) any violation of or be in conflict with or constitute a default under (A) any term or provision of the corporate charter or by-laws of the Company or any Subsidiary, (B) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected, or (C) to the Company's knowledge, any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties, or (ii) the creation of (or impose any obligation on the Company or any Subsidiary to create) any lien upon any of the properties or assets of the Company or any Subsidiary.

                  2.6      Consents and Approvals.

                  Except as set forth on Sechedule 2.6, no consent, approval or authorization of, or filing or registration with, or the taking of any other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company or any Subsidiary) is required (i) for or in connection with the valid execution and delivery by the Company of, or the performance by the Company of any obligation under, this Agreement or any Exhibit to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the offer, issue, sale and delivery of the Securities (including without limitation, the issuance of Common Stock upon any exercise or conversion, as the case may be, of the Series A Preferred Stock or the Shadow Warrants) or (ii) as a condition to the legality, validity or enforceability as against the Company of this Agreement or any Exhibit to which it is a party.

                  2.7      Litigation.

                  Except as set forth on Schedule 2.7, there are no actions, suits or proceedings pending (or, to the knowledge of the Company, threatened) against the Company or any Subsidiary or affecting any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body, which (i) question the validity or legality of this Agreement, the Shadow Warrants or any other Exhibit or any action taken or to be taken pursuant hereto or thereto or (ii) might result, either in any one case or in the aggregate, in (A) a material impairment of the ability of the Company to perform its obligations under this Agreement or any other Exhibit to which it is a party, or (B) a Material Adverse Effect.




                                      - 9 -                 Page 39 of 241 Pages








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



                  2.8      Private Offering.

                  Neither the Company, any Subsidiary, nor any other person acting on behalf of the Company or any Subsidiary has taken, or will take, any action which would subject the issuance or sale of the Securities (inclusive of the issuance of shares of Common Stock pursuant to any exercise or conversion, as the case may be, of the Series A Preferred Stock or the Shadow Warrants) to
Section 5 of the Securities Act or to the registration or qualification requirements of any securities law of any state.

                  2.9      No Defaults; Debt, etc; Liens.

                  (a) Schedule 2.9 correctly lists (i) all secured and unsecured funded debt of the Company and any Subsidiary and (ii) any liens on any assets of the Company or any Subsidiary, in each case, as of the date hereof. Upon receipt of any Required Consent, no default or event of default, after giving effect to the issuance and sale of the Units and the consummation of the other transactions contemplated by this Agreement and the Exhibits, will exist (or, but for the waiver thereof, would exist) under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to, any such debt or liens.

                  (b) There is no pending foreclosure with respect to the Collateral or any other assets or properties of the Company or any Subsidiary, and as of the Closing there will not be any pending foreclosure with respect thereto, in each case, whether pursuant to the Harbin/Murphy Foreclosure Notices or otherwise.

                  2.10     Full Disclosure.

                  None of this Agreement, any Exhibit, the Offering Disclosure Documents or any document, certificate or instrument delivered to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement as of their respective dates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which the same were made, not misleading.

                  2.11     Environmental Matters.

                  (a) To the Company's knowledge, the Company and the Subsidiaries hold all Environmental Permits required under all Environmental Laws except to the extent failure to have any such Environmental Permit has not had and will not have a Material Adverse Effect.

                  (b) To the Company's knowledge, the Company and the Subsidiaries currently are, and at all times heretofore have been, in compliance with all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws except to the extent failure to comply therewith, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.




                                     - 10 -                 Page 40 of 241 Pages






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




                  (c) Neither any of the Company nor any Subsidiary has ever received, and, to the Company's knowledge, no predecessor in interest of any the Company and the Subsidiaries has ever received in respect of any of the Company Premises, from any Governmental Body or other Person any written notice of, and the Company has no knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be expected to interfere with or prevent compliance or continued compliance in all material respects with the Environmental Permits referred to in Section 2.11(a) or any scheduled renewals thereof or any Environmental Laws, or that could reasonably be expected to give rise to any liability on the part of any the Company and the Subsidiaries or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "Environmental Claims") involving any of the Company and the Subsidiaries based on or related to (i) a violation of any Environmental Law or (ii) the manufacture, refining, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance, other than liabilities or Environmental Claims referred to in this Section 2.11(c) that have not had and will not have, either in any one case or in the aggregate, a Material Adverse Effect.

                  (d) To the Company's knowledge, there has not been any civil, criminal or administrative action, suit, demand, summons, citation, claim, hearing, notice or demand letter, information request, notice of violation, judgment, order, lien, investigation, study or proceeding pending or threatened against any of the Company or the Subsidiaries, or against any predecessor in interest thereof, in its capacity as such, relating to any such Environmental Permits or any scheduled renewals thereof or any Environmental Laws that has had or will have, either in any one case or in the aggregate, a Material Adverse Effect.

                  (e) To the Company's knowledge, (i) no part of the Company Premises or, so far as is known to the Company, the area surrounding the Company Premises is being used, or has been used at any time in the past, to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or conduct any other activity involving any Hazardous Substance except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect; and (ii) neither the Company nor any Subsidiary is conducting or has ever conducted any such activities anywhere else except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect.




                                     - 11 -                 Page 41 of 241 Pages







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



                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally as to himself, represents and warrants as follows:

                  3.1 Investment Representation. (a) The Purchaser of the Securities hereby acknowledges that the Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series A Preferred Stock or the Shadow warrants, as the case may be) are not being registered (i) under the Securities Act or (ii) under any applicable state securities law; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company in the Agreement.

                  (b) The Purchaser of the Securities will not sell or transfer all or any part of the Securities unless and until he shall first have given notice to the Company describing such sale or transfer and, if requested by the Company, furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by the Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under applicable state law, or (b) an interpretive letter from the Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. The Purchaser acknowledges that the certificates representing the Common Stock and Series A Preferred Stock and the Shadow Warrants (and upon any exercise or conversion of the Series A Preferred Stock or the Shadow Warrants, as the case may be, the certificates representing the Common Stock) subscribed for hereby will bear a legend restricting transfer thereof as follows:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION OF THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

                  (c) The Company may refuse to recognize a transfer of the Securities on its books should a Purchaser attempt to transfer the Securities otherwise than in compliance with this Section 3.1.




                                     - 12 -                 Page 42 of 241 Pages







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



                  (d) The Purchaser has adequate means of providing for his or its current needs and possible personal contingencies, he or it anticipates no need now or in the foreseeable future to sell the Securities (or upon any exercise or conversion of the Series A Preferred Stock or the Shadow Warrants, as the case may be, the Common Stock) which he or it is purchasing and he or it can afford the loss of his or its entire investment in the Company.

                  (e)      If an individual, the Purchaser either

                  (i) has a net worth or joint net worth with spouse which exceeds $1,000,000; or

                  (ii) has had an individual income in excess of $200,000 in each of 1995 and 1996 or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in 1997.

                  (f) The Purchaser has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

                  (g) The Purchaser has received and read and is familiar with the Offering Disclosure Documents and confirms that all documents, records and books pertaining to his or its proposed investment in the Company have been made available to him or it. The Purchaser is aware that no federal or state agency has passed upon the Securities or made any finding or determination concerning the fairness of the investment represented thereby.

                  (h) The Purchaser had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Purchaser. The Purchaser understands that no person other than the Company has been authorized to make any representation or warranty other than as contained herein (inclusive of the Exhibits hereto) or in the Offering Disclosure Documents and, if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not rendered any investment or tax advice to the Purchaser with respect to the suitability of an investment in the Securities or the tax consequences thereof. The Company has urged each Purchaser to consult his or its own tax adviser concerning any tax matters relating to this investment.

                  (i) The Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series A Preferred Stock or the Shadow Warrants) which Purchaser is acquiring will be acquired for his or its own account for investment. The Purchaser intends to hold the Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series A Preferred Stock or the Shadow Warrants) indefinitely and he or it is not purchasing such securities with a view toward distribution in a manner which would require registration under the Securities Act, and he or it does not presently have any reasons to anticipate any change in his or its circumstances or other particular occasion or event which would cause him or it to sell, the Securities (inclusive of any shares of Common Stock issued upon any exercise or




                                     - 13 -                 Page 43 of 241 Pages







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



conversion of the Series A Preferred Stock or the Shadow Warrants) which he or it is purchasing hereunder, subject, nevertheless, to any requirement of law that the disposition of his or its property shall at all times be within his or its control.

                  (j) The Purchaser acknowledges that it has been called to his or its attention both in the Offering Disclosure Documents and by those individuals with whom he has dealt in connection with his investment in the Company that his or its investment in the Company involves a high degree of risk.

                  (k) The Purchaser has received no representations or warranties from the Company other than those contained herein (inclusive of the Exhibits hereto) or in the Offering Disclosure Documents or otherwise furnished in writing and signed by the Company.

                  3.2 Organization and Authority of Blackhawk; No Conflicts; Approvals; Enforceability. (a) Blackhawk is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement, to perform its obligations under this Agreement and the other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. Blackhawk has by all requisite limited liability company action as required by law and its governing instruments duly authorized the execution and delivery of this Agreement and the other Exhibits to which it is or is to be a party, the performance of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (b) Blackhawk is not in violation of or in default with respect to any term or provision of its organizational documents or any terms or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected or any existing statute, law, governmental rule, regulation or ordinance, or any order of any court the consequences of such violation or default would conflict with this Agreement or any Exhibit to which Blackhawk is or is to be a party or adversely affect the ability of Blackhawk to perform its obligations hereunder or thereunder.

                  (c) No approval by, from or with, and not other action, in respect of, any Governmental Body or any other Person is required in connection with the execution and delivery of this Agreement or any Exhibit to which Blackhawk is or will be a party and the consummation of the transactions contemplated hereby and thereby.

                  (d) This Agreement has been duly executed and delivered by Blackhawk and is a legal, valid and binding obligation of Blackhawk, enforceable against Blackhawk in accordance with its terms and conditions, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding a law or in equity).




                                     - 14 -                 Page 44 of 241 Pages







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



                                   ARTICLE IV

                                    COVENANTS

                  The Company, so long as at least 10% of either the Series A Preferred Stock or the Common Stock is owned by the Purchasers, agrees to perform and comply with each of the following covenants.

                  4.1      Financial Statements; Information.

                  The Company shall furnish to each Purchaser the following:

                  (a) Financial Information. The Company shall send, or cause to be sent, to each Purchaser (i) its consolidated audited annual financial statements, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the same have been issued but in any case within ninety days of the end of its fiscal year, together with the report thereon by independent public auditors as may be acceptable to the Majority-in-Interest, (ii) its unaudited quarterly consolidated financial statements, of each of the first three fiscal quarters of its fiscal year, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the end of each fiscal quarter but in any case within forty-five days of the end of its fiscal quarters, certified by its duly authorized chief financial officer, (iii) a copy of any monthly financial report or statement of the Company and/or any of its Subsidiaries as may be prepared by or for the directors of such company or for any other Person, as soon as same is available, and (iv) such financial or other information relating to the Company and its Subsidiaries or any of the transactions contemplated by this Agreement or any Exhibit to which the Company is a party, as may be reasonably requested by a Majority-in-Interest of the Purchasers.

                  (b) Information Delivered to Creditors. Concurrently with the furnishing thereof, copies of any statements, reports or documents relating to the business or condition generally of the Company or any Subsidiary which are furnished by the Company or any Subsidiary to any other holder of funded debt of the Company or Subsidiary, or any notices which are so furnished, in each case pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished pursuant to any other clause of this
Section 4.1

                  (c) Commission and Other Reports. Promptly upon their becoming available (and in any event within five Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by the Company to any class of its security holders (in their capacity as such) or by any Subsidiary to any class of its security holders other than the Company or another Subsidiary, (ii) all regular and periodic reports and all registration statements, forms and prospectuses filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission, and (iii) all press




                                     - 15 -                 Page 45 of 241 Pages







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releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries.

                  (d) Defaults, etc. Promptly upon and in any event within five Business Days after any officer of the Company obtaining knowledge of any condition or event which constitutes a default or an event of default under any agreement with respect to any debt for borrowed money in excess of $100,000 of the Company or any Subsidiary or becoming aware that any person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any debt for borrowed money in excess of $100,000 or with respect to the occurrence or existence of any event or condition of such type, written notice in reasonable detail specifying the facts and circumstances of such condition, event or action.

                  (e) Litigation, etc. Promptly and in any event within five Business Days after any officer of the Company obtains knowledge of any litigation, administrative proceeding or judgment (i) affecting the Company or any of its Subsidiaries which involves claims against the Company or its Subsidiaries aggregating, when taken together with all other such litigation, proceedings and judgments, $100,000 which are not considered by the Company, in its reasonable judgment, to be covered by insurance, or (ii) relating in any material way to this Agreement, the Shadow Warrants or any other Exhibit to which the Company is a party, notice thereof specifying in each case in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment.

                  4.2      Corporate Existence.

                  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  4.3      Compliance with Laws; Government Filings.

                  The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all laws, statutes, rules, regulations and ordinances and all orders of, and restrictions imposed by, any court, arbitrator or Governmental Body in respect of the conduct of the business of the Company or Subsidiary and the ownership of the properties of the Company or Subsidiary (including, without limitation, applicable laws, statutes, rules, regulations, ordinances and orders relating to occupational health and safety standards, consumer protection and equal employment opportunities), except to the extent that the applicability or validity of any such law, statute, rule, regulation, ordinance or order is being contested in good faith by appropriate and timely actions or proceedings diligently pursued, and for which such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.




                                     - 16 -                 Page 46 of 241 Pages








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



                  4.4      Environmental Matters.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, (i) obtain and maintain in full force and affect all Environmental Permits that may be required from time to time in order for the Company and such Subsidiary to comply in all material respects with all Environmental Laws applicable to the Company or such Subsidiaries and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, require ments, obligations, schedules and timetables contained in all applicable Environmental Laws.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, (i) cause or allow (A) any Hazardous Substance to be present at any time on, in, under or above the Company Premises or any part thereof or (B) the Company Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Substance, or (ii) conduct any such activities described in the foregoing clause (i) on the Company Premises or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits or to an extent that will not have a Material Adverse Effect.

                                    ARTICLE V

                             CERTAIN OTHER COVENANTS

                  5.1 Approval and Filing of Charter Amendment. In accordance with a covenant contained in the Certificate of Designation, the Company shall use its best efforts to cause an amendment to its certificate of incorporation to increase the number of authorized shares of its Common Stock from 15,000,000 shares to 100,000,000 shares (the "Charter Amendment") to be approved by its stockholders as soon as possible following the Closing and to file such Charter Amendment with the Secretary of State of Delaware promptly following the receipt of such stockholder approval.

                  5.2 Repayment of Debt and Removal of Liens. The Company covenants and agrees to use the proceeds of the sale of the Securities as provided in Schedule 1.5, including without limitation, the repayment in full of the Harbin/Murphy Notes and the I/O Note as promptly as practicable following the Closing hereof. In connection therewith, the Company shall condition the repayment of such notes upon the execution and delivery to the Company by the holders thereof of such documents, instruments and certificates as shall be required to evidence the release and termination of all liens and security interests granted by the Company and its Subsidiaries in favor of the holders thereof or their agents, which documents, instruments and certificates shall be in form and substance (including recordable form, with respect to liens of record) sufficient to evidence the release and termination of such security interests, and the




                                     - 17 -                 Page 47 of 241 Pages







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Company shall file or record any such documents, instruments or certificates as promptly as possible following the Closing.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1      Expenses.

                  Whether or not the transactions contemplated by Article I hereof are consummated, the Company shall: (a) directly pay the reasonable fees and expenses of special counsel to the Purchasers rendered in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent pursuant to the provisions hereof, and all other expenses in connection with the foregoing (including, without limitation, document production and reproduction expenses); (b) reimburse each Purchaser for his reasonable out-of-pocket expenses in connection with each such actual or proposed amendment, waiver or consent pursuant to the provisions of this Agreement, and any items of the character referred to in clause (a) which shall have been paid by any Purchaser; (c) pay, and save each Purchaser of any Securities harmless from and against, any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all placement fees and other liability to pay any agent or finder in connection with the sale of the Securities to each Purchaser; (d) pay all fees and other charges payable in connection with the filings, recordings and registrations contemplated by this Agreement or any other Exhibit; and (e) pay all documentary, stamp or similar taxes (including interest and penalties) which may be payable in respect of the execution and delivery or issuance (but not the transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Securities or any other Exhibit and save each Purchaser of the Securities harmless against each Purchaser any loss or liability resulting from nonpayment or delay in payment of any such tax.

                  6.2      Reliance on and Survival of Representations.

                  All agreements, covenants, representations and warranties of the Company herein or of (or on behalf of) the Company in any Exhibit or in any certificate or other instrument delivered pursuant hereto or thereto shall: (a) be deemed to be material and to have been relied upon by each Purchaser, notwithstanding any investigation heretofore or hereafter made by each Purchaser or on his or its behalf, and (b) survive the execution and delivery of this Agreement and the execution and delivery of the Securities to each Purchaser and any investigation made at any time by him or it or on his or its behalf or any disposition of any of the Securities, until the expiration of any applicable statute of limitations.




                                     - 18 -                 Page 48 of 241 Pages







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                  6.3      Amendment and Waiver.

                  (a) Any term, provision, covenant, agreement or condition of this Agreement, the Shadow Warrants or any other Exhibit hereto may, with the written consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Purchasers.

                  6.4      Shadow Warrant Register.

                  (a) The Shadow Warrants shall be issued in registered form only. The Company shall keep a register (the "Shadow Warrant Register") in which provision shall be made for the registration of the Shadow Warrants and the registration of transfers of the Shadow Warrants. Such Register shall be kept at the principal office of the Company and the Company is hereby appointed "Shadow Warrant Registrar" for the purpose of registering the Shadow Warrants and transfers of the Shadow Warrants. Subject to compliance with the provisions of
Section 3.1 hereof by a transferee, upon surrender for registration of transfer of any Shadow Warrant at the principal office of the Company and compliance with the provisions of Section 3.1, if applicable, the Company shall execute and deliver, in the name of the designated transferee, a new Shadow Warrant of a like amount and kind. The Company shall treat the individual or entity in whose name each Shadow Warrant is registered on the Shadow Warrant Register as the sole and absolute owner thereof, notwithstanding any contrary notice.

                  (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Shadow Warrant and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of a Shadow Warrant, if mutilated, the Company will make and deliver a new Shadow Warrant of like tenor in lieu of such lost, stolen, destroyed or mutilated Shadow Warrant.

                  6.5      Directly or Indirectly.

                  Where any provision of this Agreement refers to actions to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

                  6.6      Successors and Assigns.

                  All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and, in the case of any Holder of a Shadow Warrant, registered assigns. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of the Series A Preferred Stock, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by the Purchaser or his successors or assigns.




                                     - 19 -                 Page 49 of 241 Pages







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                  6.7      Notices.

                  Unless otherwise expressly provided in this Agreement, all notices, opinions and other communications provided for in this Agreement shall be in writing and delivered by hand or mailed, first class postage prepaid, return receipt requested or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to the Company, to the Company at Marathon Oil Tower, 5555 San Felipe, Suite 780, Houston, Texas 77056 (with a copy sent by telefax transmission to it at (713) 850-7330), marked to the attention of the President, with a copy to Chamberlain, Hrdlicka, White, Williams & Martin, 1400 Two Allen Center, 1200 Smith Street, Houston, Texas 77002-4310, telecopy number (713) 658-2553, to the attention of James J. Spring, III, Esq., or at such other address as the Company may hereafter designate by notice to each Purchaser of Securities or each Holder of Series A Preferred Stock or Shadow Warrants at the time outstanding, or (b) if to the Purchasers, at the address of each Purchaser as set forth in Schedule 1.1 or at such other address as such Purchaser may hereafter designate by notice to the Company, or (c) if to any other Holder of any Series A Preferred Stock or Shadow Warrant, at the address of such Holder as it appears on the Series A Preferred Stock Register or the Shadow Warrant Register, as the case may be.

                  6.8      LAW GOVERNING.

                  THIS AGREEMENT AND THE SHADOW WARRANTS AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  6.9      SUBMISSION TO JURISDICTION;
                           Service of Process.

                  (a) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE SHADOW WARRANTS OR ANY OTHER EXHIBIT MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

                  (b) In relation to any dispute arising out of or in connection with this Agreement or any Exhibit, and for the exclusive benefit of the Purchasers and any Holders, the Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, and to the non-exclusive jurisdiction of any court of the State of New York located in the City and County of New York, for the purposes of any suit, action or other proceeding arising out of, or relating to, this Agreement or




                                     - 20 -                 Page 50 of 241 Pages
any Exhibit or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, that it is not personally subject to the jurisdiction of the above named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Agreement or any Exhibit or the subject matter hereof may not be enforced in or by such courts. The Company hereby agrees that process against it may be served by mail or delivery of service of process in any of the aforementioned action, suits or proceedings to CT Corporation System, 1633 Broadway, New York, New York 10019 (such agent being hereinafter called the "Process Agent"), which the Company hereby irrevocably designates and appoints as its attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service to such office or upon such agent shall constitute valid service upon the Company. The Company hereby directs the Process Agent to receive and accept all process on its behalf. The Company shall promptly notify the Purchasers of any change in the address of the Process Agent and may, with prior notice given to Holders, appoint a successor Process Agent; provided, however, that if the Process Agent shall at any time cease to exist or its agency shall for any reason cease, the Company shall designate forthwith a successor Process Agent in the County and State of New York and shall give prompt notice of such designation to the Holders, together with evidence of the acceptance of any such appointment. The Company agrees irrevocably to the service of process of any of the aforementioned courts in any suit, action or proceeding described above by mailing of copies of such process to the Company at its address specified in
Section 6.7 hereof. Nothing herein shall preclude service of process in any other manner permitted by applicable law or prohibit any Holder from commencing legal proceedings against the Company or any of its properties in any other jurisdiction.

                  6.10     Headings, etc.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section, clause or other subdivision, or a particular schedule or exhibit, shall be considered a reference to that section, clause or other subdivision of, or to that schedule or exhibit to, this Agreement.

                  6.11     Entire Agreement.

                  This Agreement (inclusive of the Exhibits hereto) embodies the entire agreement and understanding among the Company and the Purchasers and supersedes all prior agreements and understandings among such parties relating to the subject matter hereof.

                  6.12     WAIVER OF TRIAL BY JURY.

                  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING




                                     - 21 -                 Page 51 of 241 Pages

TO THIS AGREEMENT OR ANY EXHIBIT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PURCHASERS IN THE NEGOTIATION OR ENFORCEMENT HEREOF OR THEREOF.

                  6.13     Indemnification.

                  In consideration of the execution and delivery of this Agreement by each Purchaser, the Company hereby agrees to indemnify, defend and hold each Purchaser and the Managing Member and each partner of the Managing Member and the employees and agents thereof, and each Holder from time to time of any Series A Preferred Stock or Shadow Warrant (herein called the "Indemnitees"), free and harmless from and against any and all claims, actions, causes of action, suits or other proceedings (whether or not any such Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitation, fees and disbursements of counsel, consultants and experts and claims relating to personal injury or property damage (herein called the "Indemnified Liabilities", which term shall not include, however, in respect of any particular Indemnitee, liabilities incurred by reason of the gross negligence or willful misconduct of such Indemnitee) incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any Securities, or (b) the execution, delivery, performance or enforcement of this Agreement, the Shadow Warrants or any other Exhibit, or the consummation of any of the transactions contemplated hereby or thereby or (c) any failure of any representation or warranty set forth in Section 2.11 to be true and correct when made or any failure by the Company to comply with any of its covenants or agreements set forth in Section 4.4 or any liability of the Company arising pursuant to Environmental Laws. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of, and obligations of the Company under, this Section 6.13 shall survive the execution and delivery of this Agreement, the enforcement of any provision hereof, the consummation of the transactions to occur on the Closing Date, and any amendments or waivers, and shall be enforceable by each Indemnitee separately or together; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Company without first resorting to any other rights of indemnification or otherwise that it may have.

                  6.14     Interpretive Provision.

                  Wherever any representation, warranty or other statement made by the Company in this Agreement is limited to the Company's knowledge, such limitation shall mean the actual knowledge or awareness of any person who, on the date hereof, is an executive officer or director of the Company after due inquiry of the circumstances thereof.




                                     - 22 -                 Page 52 of 241 Pages

                  6.15     Severability.

                  Any provision of this Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.16     Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  6.17     Finder's Fee.

                  (a) The Company represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Securities and agrees to indemnify and hold the Purchasers harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of the Company or any Subsidiary.

                  (b) Each Purchaser represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Securities and agrees to indemnify and hold the Company harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of such Purchaser.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first before written.

                                       COMPANY:

                                       GEOKINETICS INC.




                                       By: /s/ JAY D. HABER
                                          ______________________________________
                                           Name:  Jay D. Haber
                                           Title: President




                                     - 23 -                 Page 53 of 241 Pages

                                 PURCHASERS:

                                 BLACKHAWK INVESTORS, L.L.C.

                                 By: Blackhawk Capital Partners, Managing Member



                                 By: /s/ WILLIAM R. ZIEGLER
                                    ____________________________________________
                                    Name:  William R. Ziegler
                                    Title: Partner



                                 /s/ STEVEN A. WEBSTER
                                 _______________________________________________
                                 Steven A. Webster, Individually



                                 /s/ WILLIAM A. WEBSTER
                                 _______________________________________________
                                 William R. Ziegler, Individually






                                     - 24 -                 Page 54 of 241 Pages

                                   APPENDIX I

                                   DEFINITIONS

                  As used in this Agreement the following terms shall have the meanings ascribed thereto:

                  "Agreement" means this agreement, as it may be amended from time to time, including all schedules and exhibits thereto.

                  "Blackhawk Purchase Price" has the meaning set forth in
Section 1.2.

                  "Blackhawk Shadow Warrant" has the meaning set forth in
Section 1.1.

                  "Bridge Loan Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of April 25, 1997 between the Company and the Holders.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

                  "Cash Payment" has the meaning set forth in Section 1.2.

                  "Certificate of Designation" has the meaning set forth in
Section 1.1.

                  "Charter Amendment" has the meaning set forth in Section 5.1.

                  "Closing" has the meaning set forth in Section 1.4.

                  "Collateral" means the rights and interests of the Company and Subsidiary Obligors in to the property and assets of the Company and the Subsidiary Obligors described and as set forth in Schedule 2.8 to the Bridge Loan Securities Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.

                  "Common Stock" means common stock of the Company having a par value of $.20 per share.

                  "Company" means Geokinetics Inc., a Delaware corporation.

                  "Company Premises" means real property in which (a) the Company, (b) any Subsidiary of any person referred to in clause (a) of this definition or (c) any person which has at any time been a Subsidiary of any person referred to in clause (a) of this definition at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any




                                     - 25 -                 Page 55 of 241 Pages







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



arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

                  "Consulting and Engagement Agreement" means that certain consulting and engagement agreement dated as of April 25, 1997 between the Company and one of the Holders.

                  "Deeds of Trust" means those certain deeds of trust of GPC and HOC in favor of the Holders, each dated as of April 25, 1997, each executed, delivered and recorded in accordance with the terms of the Bridge Loan Securities Purchase Agreement.

                  "Environmental Claims" has the meaning set forth in Section 2.12(c).

                  "Environmental Law" any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, Order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances.

                  "Environmental Permit" means any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

                  "Exhibit" means any of the exhibits to this Agreement, including such exhibits as executed and delivered pursuant to the terms of this Agreement.

                  "Financial Statements" means (i) the (A) condensed statements of financial position of the Company and the Subsidiaries as of March 31, 1997 and December 31, 1996, and (B) the condensed statements of operations of the Company and the Subsidiaries for the three months ended March 31, 1997 and 1996 and (C) condensed statement of cash flow of the Company and the Subsidiaries for the three months ended March 31, 1997 and 1996, in each case, together with the notes thereto, and as set forth in the Form 10-QSB of the Company for the Quarter Ended March 31, 1997, and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of May 31, 1997, and the unaudited consolidated statement of operations of the Company and the Subsidiaries for the five month period ended May 31, 1997, in each case, together with the notes thereto.

                  "GAAP" means generally accepted accounting principles as from time to time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.




                                     - 26 -                 Page 56 of 241 Pages

                  "Geco-Prakla Letter" means that certain letter dated June 25, 1997 from Jeffrey W. Imber, Project Manager TZ-NEPS Department, Geco-Prakla, addressed To Whom It May Concern with respect to the terms of Weeks project job awarded by Geco-Prakla to Signature.

                  "Governmental Body" means any Federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority of any country.

                  "GPC" means Geokinetics Production Co., Inc., a Texas corporation that is a Subsidiary Obligor.

                  "Harbin/Murphy Entities" means Elinor T. Harbin, Elinor T. Harbin Trust, Richard W. Harbin, William H. Murphy and Michael A. Kimmel.

                  "Harbin/Murphy Notes" means those certain promissory notes of the Company, in the aggregate principal amount of $701,001.85, payable to the Harbin/Murphy Entities.

                  "Hazardous Substances" collectively, contaminants; pollutants; toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products; polychlorinated biphenyls; medical wastes; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

                  "HOC" means HOC Operating Co., Inc., a Texas corporation that is a Subsidiary Obligor.

                  "Holder" means initially a Purchaser and thereafter such person who from time to time is the registered Holder of any shares of Series A Preferred Stock or any Shadow Warrant, as the case may be, or a Holder of either.

                  "Holders' Purchase Price" has the meaning set forth in Section 1.3.

                  "Holders' Shadow Warrants" has the meaning set forth in
Section 1.1.

                  "Indemnified Liabilities" has the meaning set forth in Section 6.13.

                  "Indemnitees" has the meaning set forth in Section 6.13.

                  "I/O Extension Agreement" means that certain agreement dated April 9, 1997 between Input/Output, Inc. and the Company, providing for an extension of the maturity or other due date of the current outstanding principal amount of the I/O Note issued by the Company in favor of Input/Output, Inc. until the earlier of October 1, 1997 or the closing date of any financing of the Company (excluding the Senior Note financing) or change in control of the Company, provided that the Company make six monthly payments totaling $14,722.18 representing repayment of interest owing on the I/O Note, commencing on the execution date of an amended note.




                                     - 27 -                 Page 57 of 241 Pages

                  "I/O Note" means that certain promissory note of the Company payable to Input/Output, Inc. in the original principal amount of $300,000, as amended.

                  "Majority-in-Interest" means the Holders of at least 50.1% of the Common Stock (assuming the conversion of the Series A Preferred Stock into shares of Common Stock) purchased hereunder.

                  "Managing Member" means Blackhawk Capital Partners, a Texas general partnership and the managing member of Blackhawk.

                  "Material Adverse Effect" means any circumstance or event which is material and adverse to the financial condition or business operations or prospects of the Company and its Subsidiaries, taken as a whole.

                  "Material Contract" means any contract of the Company or any Subsidiary with any Person that is presently in effect and (i) that either (A) accounted for 10 percent or more of the annual revenues of the Company or any Subsidiary during any of the past three fiscal years or (B) is expected to account for 10 percent or more of the annual revenues of the Company or any Subsidiary during the present fiscal year or (ii) the expiration or termination of which would have a Material Adverse Effect.

                  "Monitoring Agreement" means that certain Monitoring Agreement to be entered into between the Company and the Managing Member, in the form of Exhibit "E" attached hereto.

                  "Offering Disclosure Documents" means (i) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1996, and the Form 10-QSB of the Company for the Quarter Ended March 31, 1997, in each case, as filed with the Commission, (ii) the Financial Statements and (iii) that certain Confidential Private Placement Memorandum of Blackhawk dated June 25, 1997, but only to the extent of the information provided or supplied to Blackhawk or its counsel by or on behalf of the Company.

                  "Opinion of Company Counsel" means the legal opinion of Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, in favor of the Purchasers, in the form of Exhibit "F" hereto

                  "Person" means a corporation, a partnership, an organization or business, an individual, a government or political subdivision thereof or governmental agency.

                  "Personal Property Security Agreement" means that certain security agreement dated as of April 25, 1997 of the Company and the Subsidiary Obligors in favor of the Holders, executed and delivered pursuant to the Bridge Loan Securities Purchase Agreement.

                  "Pledge Agreement" means that certain pledge agreement of the Company in favor of the Holders dated as of April 25, 1997 with respect to all of the capital stock of the Subsidiaries




                                     - 28 -                 Page 58 of 241 Pages
owned by the Company, executed and delivered pursuant to the Bridge Loan Securities Purchase Agreement.

                  "Preferred Stock Charter Amendment" means that certain charter amendment that was approved by the stockholders of the Company at its last annual meeting of stockholders providing for the increase in the authorized capital stock of the Company to consist of (A) 15,000,000 shares of Common Stock and (B) 2,500,000 shares of series preferred stock, par value $10 per share (the "Preferred Stock").

                  "Purchaser" means a person set forth on Schedule 1.1 with respect to that number of Securities set forth opposite his or its name and a person who executes and delivers a counterpart signature page to this Agreement, and Purchasers means two or more Purchasers.

                  "Registration Rights Agreement" means that certain registration rights agreement to be entered into between the Company and the Purchasers in the form of Exhibit "D" hereto.

                  "Securities" has the meaning set forth in Section 1.4.

                  "Securities Act" means the Securities Act of 1933, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Security Agreements" means (i) the Pledge Agreement, (ii) the Deeds of Trust and (iii) the Personal Property Security Agreement.

                  "Senior Notes" means those certain 12% Senior Secured Promissory Notes of the Company and the Subsidiary Obligors, in the aggregate principal amount of $500,000, executed and delivered pursuant to the Bridge Loan Securities Purchase Agreement.

                  "Series A Preferred Stock" means that series of Preferred Stock of the Company created and designated pursuant to the Certificate of Designation of Series A Convertible Preferred Stock of the Company, in the form of Exhibit "A" attached hereto.

                  "Shadow Warrants" collectively means the Blackhawk Shadow Warrant and the Holders' Shadow Warrants, and individually means any of such Shadow Warrants, in each case, issued by the Company pursuant to the terms hereof in the form of Exhibit "B" attached hereto.

                  "Shadow Warrant Register" has the meaning set forth in Section 6.4.

                  "Subordination Agreement" means that certain subordination agreement dated as of April 25, 1997 executed and delivered pursuant to the terms of the Bridge Loan Securities Purchase Agreement.

                  "Subsidiary" means any corporation or other legal entity 50% or more of the voting stock of which is owned by the Company or another Subsidiary of the Company. For these




                                     - 29 -                 Page 59 of 241 Pages
purposes voting stock means the capital stock or other form of ownership which ordinarily, in the absence of contingencies, entitles the holder to elect corporate directors or persons performing similar functions. For purposes of the covenants contained in Article IV hereof, Subsidiary generally includes any corporation or other legal entity in which the Company or any other Subsidiary of the Company hereafter acquires 50% or more of the voting stock, and specifically includes Signature.

                  "Subsidiary Obligor" means: (i) each of the existing Subsidiaries of the Company other than Quantum Geophysical, Inc.; and (ii) any Subsidiary hereafter formed or acquired by the Company, either directly or through one or more other Subsidiaries.




                                     - 30 -                 Page 60 of 241 Pages

                                  SCHEDULE 1.1

                                   PURCHASERS


Name, Address, Telefax No.                     No. Shares        No. Shares       No. Shadow
and Tax Identification No.                     Common            Preferred        Warrant
of Purchaser                                   Stock             Stock            Shares
--------------------------                     ----------        ----------       ----------

Blackhawk Investors, L.L.C                     5,041,667         171,875           6,512,095
1013 Centre Road
Wilmington, Delaware 19805-1297

Steven A. Webster                                229,166           7,812             296,005
c/o Falcon Drilling Company, Inc.
1900 West Loop South, Suite 1800
Houston, Texas 77027
Telefax No.: (713) 623-8103

William R. Ziegler                               229,167           7,813             296,004
c/o Parson & Brown
666 Third Avenue, 9th Floor
New York, New York 10017
Telefax No.: (212) 682-9112


                                                            Page 61 of 241 Pages